Press Release

    Date:    May 4, 2023                    Contact: Enstar Communications
    For Release: Immediately             Telephone: +1 (441) 292-3645

Enstar Group Limited Reports First Quarter 2023 Results

•Net Earnings of $424 million and Return on Equity of 9.5%, primarily driven by strong investment results
•Book Value per Ordinary Share grew 7.8% to $282.74 (Adjusted* $277.38) as of March 31, 2023
•Returned $341 million to shareholders through share repurchases
•Completed novation of Enhanzed Re reinsurance policies, recording $194 million gain
•Subsequent to quarter end, completed $1.9 billion Loss Portfolio Transfer with QBE
HAMILTON, Bermuda - May 4, 2023 - Enstar Group Limited (Nasdaq: ESGR) filed its quarterly report on Form 10-Q with the SEC earlier today. An audio presentation reviewing the first quarter 2023 results with expanded commentary is available on Enstar's investor relations website at investor.enstargroup.com.

First Quarter 2023 Highlights:

•Net earnings of $424 million, or $24.79 per diluted ordinary share, compared to net loss of $267 million, or $15.19 per diluted ordinary share, for the three months ended March 31, 2022.
•Return on equity ("ROE") of 9.5% and Adjusted ROE* of 6.8% for the quarter compared to (4.6)% and (1.1)%, respectively, in the first quarter of 2022. ROE performance was driven by investment returns of $355 million and a one-time net gain recognized on the completion of the novation of the Enhanzed Re reinsurance closed block of life annuity policies of $194 million. Adjusted ROE* excludes $41 million of net realized and unrealized gains on our fixed income securities.
•Run-off liability earnings ("RLE") of $10 million, driven by favorable development on our workers' compensation line of business and partially offset by increases in the value of certain portfolios that are held at fair value. In comparison, RLE of $176 million in the prior-year period benefited from reductions in the value of certain portfolios that we hold at fair value and favorable results on our inactive catastrophe programs held by Enhanzed Re.
•Annualized total investment return (“TIR”) of 9.5% and Annualized Adjusted TIR* of 6.3%, compared to (11.0)% and 0.5%, respectively, for the three months ended March 31, 2022. Recognized investment results benefited from net realized and unrealized gains on our fixed income securities and other investments, including equities, of $275 million and an increase in net investment income of $76 million.
•Entered into $1.9 billion Loss Portfolio Transfer (“LPT”) agreement with certain subsidiaries of QBE Insurance Group Limited (“QBE”) and AUD$360 million (USD $245 million) LPT with RACQ Insurance Limited (“RACQ”). Subsequent to quarter-end, completed the LPT transaction with QBE.
•Repurchased remaining $341 million of non-voting convertible ordinary shares, at a price that represented a 13% discount to year-end book value at the time the repurchase was negotiated as reported in our Annual Report on Form 10-K for the year ended December 31, 2022, simplifying Enstar’s capital structure. Following
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the adoption of ASU 2018-12 on a retrospective basis, the price paid in the repurchase transaction represented a 23% discount to year-end book value as reported in and further described in our Quarterly Report on Form 10-Q for the three months ended March 31, 2023.
* Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.
Dominic Silvester, Enstar CEO, said:

“We had a solid start to 2023, delivering strong net earnings largely driven by positive performance in our investment portfolio. We continued to build on our M&A successes from the prior year, entering into a $1.9 billion ground-up LPT with QBE, which we completed at the beginning of April, and a second USD $245 million transaction with RACQ, which we expect to close later this month. We are well-equipped to take advantage of the many opportunities we continue to see in an ever-growing sector of the market.
We also took the opportunity to simplify our capital structure through an accretive repurchase of all outstanding non-voting convertible ordinary shares. Looking ahead, strengthened by our scale, differentiated expertise, claims management function, and strong balance sheet, we remain well-positioned to provide long-term value to our shareholders.”

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Key Financial and Operating Metrics

We use the following GAAP and Non-GAAP measures to monitor the performance of and manage the company:

	Three Months Ended
	March 31, 2023	March 31, 2022	$ / pp / bp Change
	(in millions of U.S. dollars, except per share data)
Key Earnings Metrics
Net earnings (loss) attributable to Enstar ordinary shareholders	$424	$(267)	$691
Adjusted operating income (loss) attributable to Enstar ordinary shareholders*	$401	$(60)	$461
ROE	9.5%	(4.6)%	14.1	pp
Annualized ROE	38.0%	(18.4)%	56.4	pp
Adjusted ROE*	6.8%	(1.1)%	7.9	pp
Annualized Adjusted ROE*	27.3%	(4.4)%	31.7	pp

Key Run-off Metrics
Prior period development	$10	$176	$(166)
Adjusted prior period development*	$36	$53	$(17)
RLE	0.1%	1.5%	(1.4)	pp
Adjusted RLE*	0.3%	0.4%	(0.1)	pp

Key Investment Return Metrics
Total investable assets	$17,773	$20,618	$(2,845)
Adjusted total investable assets*	$18,767	$21,139	$(2,372)
Investment book yield	3.58%	1.91%	167	bp
Annualized TIR	9.5%	(11.0)%	20.5	pp
Annualized Adjusted TIR*	6.3%	0.5%	5.8	pp

	As of
Key Shareholder Metrics	March 31, 2023	December 31, 2022
Book value per ordinary share	$282.74	$262.24	$20.50
Adjusted book value per ordinary share*	$277.38	$258.92	$18.46

pp - Percentage point(s)
bp - Basis point(s)
*Non-GAAP measure; refer to "Non-GAAP Financial Measures" further below for explanatory notes and a reconciliation to the most directly comparable GAAP measure.

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Results of Operations By Segment - For the Three Months Ended March 31, 2023, and 2022

Run-off Segment
The following is a discussion and analysis of the results of operations for our Run-off segment.

	Three Months Ended
	March 31,		$ Change
	2023	2022
INCOME	(in millions of U.S. dollars)
Net premiums earned	$8	$17	$(9)
Other income:
Reduction in estimates of net ultimate defendant A&E liabilities - prior periods	2	3	(1)
Reduction in estimated future defendant A&E expenses	1	—	1
All other income	2	7	(5)
Total other income	5	10	(5)
Total income	13	27	(14)

EXPENSES
Net incurred losses and LAE:
Current period	10	11	(1)
Prior periods:
Reduction in estimates of net ultimate losses	(15)	(29)	14
Reduction in provisions for ULAE	(18)	(21)	3
Total prior periods	(33)	(50)	17
Total net incurred losses and LAE	(23)	(39)	16
Acquisition costs	2	8	(6)
General and administrative expenses	39	39	—
Total expenses	18	8	10

SEGMENT NET (LOSS) EARNINGS	$(5)	$19	$(24)
Overall Results
Three Months Ended March 31, 2023 versus 2022: Net loss from our Run-off segment was $5 million compared to net earnings of $19 million in the comparative quarter, primarily due to:
•A $17 million decrease in the reduction in estimates of net ultimate losses in the current quarter, mainly driven by a $14 million decrease in favorable prior period development in comparison to the comparative quarter.
◦We recognized favorable development of $11 million on our workers’ compensation line of business in the current quarter as a result of continued favorable claims experience, most notably in the 2021 acquisition year.
◦In comparison, we recognized favorable development of $34 million on our workers’ compensation line of business in the comparative quarter as a result of favorable loss activity in the period, partially offset by adverse development of $13 million on our property line of business due to unfavorable loss emergence relating to construction risks; and
•Reductions in net premiums earned that were greater than the reductions in current period net incurred losses and LAE and acquisition costs, following our exit of our StarStone International business beginning in 2020.

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Investments Segment
The following is a discussion and analysis of the results of operations for our Investments segment.

	Three Months Ended
	March 31,		$ Change
	2023	2022
	(in millions of U.S. dollars)
INCOME
Net investment income:
Fixed income securities	$131	$68	$63
Cash and restricted cash	5	—	5
Other investments, including equities	24	19	5
Less: Investment expenses	(4)	(11)	7
Total net investment income	156	76	80
Net realized losses:
Fixed income securities	(25)	(35)	10
Other investments, including equities	(11)	(2)	(9)
Net realized losses:	(36)	(37)	1
Net unrealized gains (losses):
Fixed income securities	66	(293)	359
Other investments, including equities	158	(82)	240
Total net unrealized gains (losses):	224	(375)	599
Total income	344	(336)	680

EXPENSES
General and administrative expenses	11	9	2
Total expenses	11	9	2

Earnings from equity method investments	11	31	(20)

SEGMENT NET EARNINGS (LOSS)	$344	$(314)	$658
Overall Results
Three Months Ended March 31, 2023 versus 2022: Net earnings from our Investments segment was $344 million for the three months ended March 31, 2023 compared to net losses of $314 million for the three months ended March 31, 2022. The favorable movement of $658 million was primarily due to:
•net realized and unrealized gains on fixed income securities of $41 million, compared to net realized and unrealized losses of $328 million in the comparative period. The favorable variance of $369 million was primarily driven by a decline in interest rates in the current period, in comparison to an increase in interest rates across U.S., U.K. and European markets and widening credit spreads in the prior period;
•net realized and unrealized gains on other investments, including equities, of $147 million, compared to net realized and unrealized losses of $84 million in the comparative period. The favorable variance of $231 million was primarily driven by:
◦Net unrealized gains for the three months ended March 31, 2023 primarily from our public equities, CLO equity, fixed income funds, private equity funds and hedge funds, largely as a result of a rally in global equity markets;
◦Net losses for the three months ended March 31, 2022 driven by our fixed income funds, public equities, hedge funds and CLO equities, largely as a result of global equity market declines and the widening of high yield credit spreads. This was partially offset by gains on our private equity funds, private credit funds and real estate funds, which are typically recorded on a one quarter lag; and
•an increase in our net investment income of $80 million, which is primarily due to the investment of new premium and reinvestment of fixed income securities at higher yields and the impact of rising interest rates on
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the $3.0 billion of our fixed income securities that are subject to floating interest rates. Our floating rate investments generated increased net investment income of $27 million, which equates to an increase of 361 basis points on those investments in comparison to the prior period.
Income and (Loss) Earnings by Segment - For the Three Months Ended March 31, 2023 and 2022

	Three Months Ended
	March 31, 2023	March 31, 2022	$ Change
	(in millions of U.S. dollars)
INCOME
Run-off	$13	$27	$(14)
Assumed Life	275	14	261
Investments	344	(336)	680
Legacy Underwriting	—	2	(2)
Subtotal	632	(293)	925
Corporate and other	—	3	(3)
Total income	$632	$(290)	$922

SEGMENT NET EARNINGS (LOSS)
Run-off	$(5)	$19	$(24)
Assumed Life	275	29	246
Investments	344	(314)	658
Legacy Underwriting	—	—	—
Total segment net earnings (loss)	614	(266)	880
Corporate and other	(190)	(1)	(189)
NET EARNINGS (LOSS) ATTRIBUTABLE TO ENSTAR ORDINARY SHAREHOLDERS	$424	$(267)	$691

For additional detail on the Assumed Life segment, the Legacy Underwriting segment and Corporate and other activities, please refer to our Quarterly Report on Form 10-Q for the three months ended March 31, 2023.
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Cautionary Statement

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Investors can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as ‘aim’, ‘anticipate’, ‘estimate’, ‘expect’, ‘intend’, ‘will’, ‘project’, ‘plan’, ‘believe’, ‘target’ and other words and terms of similar meaning in connection with any discussion of future events or performance. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important risk factors regarding Enstar can be found under the heading "Risk Factors" in our Form 10-K for the year ended December 31, 2022 and are incorporated herein by reference. Furthermore, Enstar undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

About Enstar

Enstar is a NASDAQ-listed leading global (re)insurance group that offers innovative capital release solutions through its network of group companies in Bermuda, the United States, the United Kingdom, Continental Europe and Australia. A market leader in completing legacy acquisitions, Enstar has acquired over 110 companies and portfolios since its formation. For further information about Enstar, see www.enstargroup.com.

Contacts

For Investors: Matthew Kirk (investor.relations@enstargroup.com)
For Media: Jenna Kerr (communications@enstargroup.com)
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ENSTAR GROUP LIMITED
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
For the Three Months Ended March 31, 2023 and 2022

	Three Months Ended March 31,
	2023	2022
	(expressed in millions of U.S. dollars, except share and per share data)
INCOME
Net premiums earned	$8	$34
Net investment income	156	80
Net realized losses	(36)	(37)
Net unrealized gains (losses)	224	(381)
Other income	280	14
Total income	632	(290)

EXPENSES
Net incurred losses and loss adjustment expenses
Current period	10	13
Prior periods	(10)	(176)
Total net incurred losses and loss adjustment expenses	—	(163)
Policyholder benefit expenses	—	12
Amortization of net deferred charge assets	17	18
Acquisition costs	2	8
General and administrative expenses	89	85
Interest expense	23	25
Net foreign exchange (gains) losses	(6)	3
Total expenses	125	(12)

EARNINGS (LOSS) BEFORE INCOME TAXES	507	(278)
Income tax benefit	1	—
Earnings from equity method investments	11	31
NET EARNINGS (LOSS)	519	(247)
Net earnings attributable to noncontrolling interests	(86)	(11)
NET EARNINGS (LOSS) ATTRIBUTABLE TO ENSTAR	433	(258)
Dividends on preferred shares	(9)	(9)
NET EARNINGS (LOSS) ATTRIBUTABLE TO ENSTAR ORDINARY SHAREHOLDERS	$424	$(267)

Earnings (loss) per ordinary share attributable to Enstar:
Basic	$24.97	$(15.19)
Diluted	$24.79	$(15.19)
Weighted average ordinary shares outstanding:
Basic	16,980,240	17,578,019
Diluted	17,100,954	17,785,121
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ENSTAR GROUP LIMITED
CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2023 and December 31, 2022

	March 31, 2023	December 31, 2022
	(in millions of U.S. dollars, except share data)
ASSETS
Short-term investments, trading, at fair value	$3	$14
Short-term investments, available-for-sale, at fair value (amortized cost: 2023 — $25; 2022 — $37)	25	38
Fixed maturities, trading, at fair value	2,153	2,370
Fixed maturities, available-for-sale, at fair value (amortized cost: 2023 — $5,713; 2022 — $5,871; net of allowance: 2023 — $21; 2022 — $33)	5,183	5,223
Funds held - directly managed, at fair value	1,103	2,040
Equities, at fair value (cost: 2023 — $1,092; 2022 — $1,357)	1,078	1,250
Other investments, at fair value (includes consolidated variable interest entity: 2023 - $14; 2022 - $3)	3,417	3,296
Equity method investments	410	397
Total investments	13,372	14,628
Cash and cash equivalents	828	822
Restricted cash and cash equivalents	315	508
Reinsurance balances recoverable on paid and unpaid losses (net of allowance: 2023 — $135; 2022 — $131)	883	856
Reinsurance balances recoverable on paid and unpaid losses, at fair value	265	275
Insurance balances recoverable (net of allowance: 2023 and 2022 — $5)	176	177
Funds held by reinsured companies	3,258	3,582
Net deferred charge assets	641	658
Other assets	607	648
TOTAL ASSETS	$20,345	$22,154
LIABILITIES
Losses and loss adjustment expenses	$10,936	$11,721
Losses and loss adjustment expenses, at fair value	1,250	1,286
Future policyholder benefits	—	821
Defendant asbestos and environmental liabilities	596	607
Insurance and reinsurance balances payable	74	100
Debt obligations	1,830	1,829
Other liabilities	605	462
TOTAL LIABILITIES	15,291	16,826
COMMITMENTS AND CONTINGENCIES

REDEEMABLE NONCONTROLLING INTERESTS	170	168

SHAREHOLDERS’ EQUITY
Ordinary Shares (par value $1 each, issued and outstanding 2023: 16,010,758; 2022: 17,588,050):
Voting Ordinary Shares (issued and outstanding 2023: 16,010,758; 2022: 15,990,338)	16	16
Non-voting convertible ordinary Series C Shares (issued and outstanding 2023: 0; 2022: 1,192,941)	—	1
Non-voting convertible ordinary Series E Shares (issued and outstanding 2023: 0; 2022: 404,771)	—	—
Preferred Shares:
Series C Preferred Shares (issued and held in treasury 2023 and 2022: 388,571)	—	—
Series D Preferred Shares (issued and outstanding 2023 and 2022: 16,000; liquidation preference $400)	400	400
Series E Preferred Shares (issued and outstanding 2023 and 2022: 4,400; liquidation preference $110)	110	110
Treasury shares, at cost (Series C Preferred Shares 2023 and 2022: 388,571)	(422)	(422)
Joint Share Ownership Plan (voting ordinary shares, held in trust 2023 and 2022: 565,630)	(1)	(1)
Additional paid-in capital	440	766
Accumulated other comprehensive loss	(496)	(302)
Retained earnings	4,830	4,406
Total Enstar Shareholders’ Equity	4,877	4,974
Noncontrolling interests	7	186
TOTAL SHAREHOLDERS’ EQUITY	4,884	5,160
TOTAL LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND SHAREHOLDERS’ EQUITY	$20,345	$22,154
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Non-GAAP Financial Measures

In addition to our key financial measures presented in accordance with GAAP, we present other non-GAAP financial measures that we use to manage our business, compare our performance against prior periods and against our peers, and as performance measures in our incentive compensation program.
These non-GAAP financial measures provide an additional view of our operational performance over the long-term and provide the opportunity to analyze our results in a way that is more aligned with the manner in which our management measures our underlying performance.
The presentation of these non-GAAP financial measures, which may be defined and calculated differently by other companies, is used to enhance the understanding of certain aspects of our financial performance. It is not meant to be considered in isolation, superior to, or as a substitute for the directly comparable financial measures prepared in accordance with GAAP.
Some of the adjustments reflected in our non-GAAP measures are recurring items, such as the exclusion of adjustments to net realized and unrealized (gains)/losses on fixed maturity investments recognized in our income statement, the fair value of certain of our loss reserve liabilities for which we have elected the fair value option, and the amortization of fair value adjustments.
Management makes these adjustments in assessing our performance so that the changes in fair value due to interest rate movements, which are applied to some but not all of our assets and liabilities as a result of preexisting accounting elections, do not impair comparability across reporting periods.
It is important for the readers of our periodic filings to understand that these items will recur from period to period.
However, we exclude these items for the purpose of presenting a comparable view across reporting periods of the impact of our underlying claims management and investments without the effect of interest rate fluctuations on assets that we anticipate to hold to maturity and non-cash changes to the fair value of our reserves.
Similarly, our non-GAAP measures reflect the exclusion of certain items that we deem to be nonrecurring, unusual or infrequent when the nature of the charge or gain is such that it is not reasonably likely that such item may recur within two years, nor was there a similar charge or gain in the preceding two years. This includes adjustments related to bargain purchase gains on acquisitions of businesses, net gains or losses on sales of subsidiaries, net assets of held for sale or disposed subsidiaries classified as discontinued operations and other items that we separately disclose.
The following table presents more information on each non-GAAP measure. The results and GAAP reconciliations for these measures are set forth further below.

Non-GAAP Measure	Definition	Purpose of Non-GAAP Measure over GAAP Measure
Adjusted book value per ordinary share	Total Enstar ordinary shareholders' equity Divided by Number of ordinary shares outstanding, adjusted for: -the ultimate effect of any dilutive securities on the number of ordinary shares outstanding
Increases the number of ordinary shares to reflect the exercise of equity awards granted but not yet vested as, over the long term, this presents both management and investors with a more economically accurate measure of the realizable value of shareholder returns by factoring in the impact of share dilution.

We use this non-GAAP measure in our incentive compensation program.

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Adjusted return on equity (%)	Adjusted operating income (loss) attributable to Enstar ordinary shareholders divided by adjusted opening Enstar ordinary shareholder's equity
Calculating the operating income (loss) as a percentage of our adjusted opening Enstar ordinary shareholders' equity provides a more consistent measure of the performance of our business by enabling comparison between the financial periods presented.

We eliminate the impact of net realized and unrealized (gains) losses on fixed maturity investments and funds-held directly managed and the change in fair value of insurance contracts for which we have elected the fair value option, as:
•we typically hold most of our fixed income securities until the earlier of maturity or the time that they are used to fund any settlement of related liabilities which are generally recorded at cost; and
•removing the fair value option improves comparability since there are limited acquisition years for which we elected the fair value option.

Therefore, we believe that excluding their impact on our earnings improves comparability of our core operational performance across periods.

We include fair value adjustments as non-GAAP adjustments to the adjusted operating income (loss) attributable to Enstar ordinary shareholders as they are non-cash charges that are not reflective of the impact of our claims management strategies on our loss portfolios.

We eliminate the net gain (loss) on the purchase and sales of subsidiaries and net earnings from discontinued operations, as these items are not indicative of our ongoing operations.

We use this non-GAAP measure in our incentive compensation program.

Adjusted operating income (loss) attributable to Enstar ordinary shareholders (numerator)
Net earnings (loss) attributable to Enstar ordinary shareholders, adjusted for:
-net realized and unrealized (gains) losses on fixed maturity investments and funds held-directly managed,
-change in fair value of insurance contracts for which we have elected the fair value option (1),
-amortization of fair value adjustments,
-net gain/loss on purchase and sales of subsidiaries (if any),
-net earnings from discontinued operations (if any),
-tax effects of adjustments, and
-adjustments attributable to noncontrolling interests

Adjusted opening Enstar ordinary shareholders' equity (denominator)
Opening Enstar ordinary shareholders' equity, less:
-net unrealized gains (losses) on fixed maturity investments and funds held-directly managed,
-fair value of insurance contracts for which we have elected the fair value option (1),
-fair value adjustments, and
-net assets of held for sale or disposed subsidiaries classified as discontinued operations (if any)

Adjusted total investment return (%)	Adjusted total investment return (dollars) recognized in earnings for the applicable period divided by period average adjusted total investable assets.	Provides a key measure of the return generated on the capital held in the business and is reflective of our investment strategy.

Provides a consistent measure of investment returns as a percentage of all assets generating investment returns.

We adjust our investment returns to eliminate the impact of the change in fair value of fixed income securities (both credit spreads and interest rates), as we typically hold most of these investments until the earlier of maturity or used to fund any settlement of related liabilities which are generally recorded at cost.
Adjusted total investment return ($) (numerator)
Total investment return (dollars), adjusted for:
-net realized and unrealized (gains) losses on fixed income securities and funds held-directly managed; and
-unrealized (gains) losses on fixed income securities, AFS included within OCI, net of reclassification adjustments and excluding foreign exchange.

Adjusted average aggregate total investable assets (denominator)
Total investment return (dollars), adjusted for:
-net realized and unrealized (gains) losses on fixed income securities and funds held-directly managed; and
-unrealized (gains) losses on fixed income securities, AFS included within OCI, net of reclassification adjustments and excluding foreign exchange.

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Adjusted run-off liability earnings (%)	Adjusted PPD divided by average adjusted net loss reserves
Calculating the RLE as a percentage of our adjusted average net loss reserves provides a more meaningful and comparable measurement of the impact of our claims management strategies on our loss portfolios across acquisition years and also to our overall financial periods.

We use this measure to evaluate the impact of our claims management strategies because it provides visibility into our ability to settle our claims obligations for amounts less than our initial estimate at the point of acquiring the obligations.

The following components of periodic recurring net incurred losses and LAE and net loss reserves are not considered key components of our claims management performance for the following reasons:

•The results of our Legacy Underwriting segment have been economically transferred to a third party primarily through use of reinsurance and a Capacity Lease Agreement(2); as such, the results are not a relevant contribution to Adjusted RLE, which is designed to analyze the impact of our claims management strategies;
•The results of our Assumed Life segment relate only to our exposure to active property catastrophe business; as this business is not in run-off, the results are not a relevant contribution to Adjusted RLE;
•The change in fair value of insurance contracts for which we have elected the fair value option(1) has been removed to support comparability between the two acquisition years for which we elected the fair value option in reserves assumed and the acquisition years for which we did not make this election (specifically, this election was only made in the 2017 and 2018 acquisition years and the election of such option is irrevocable); and
•The amortization of fair value adjustments are non-cash charges that obscure our trends on a consistent basis.

We include our performance in managing claims and estimated future expenses on our defendant A&E liabilities because such performance is relevant to assessing our claims management strategies even though such liabilities are not included within the loss reserves.

We use this measure to assess the performance of our claim strategies and part of the performance assessment of our past acquisitions.

Adjusted prior period development (numerator)
Prior period net incurred losses and LAE, adjusted to:
Remove:
-Legacy Underwriting and Assumed Life operations
-amortization of fair value adjustments,
-change in fair value of insurance contracts for which we have elected the fair value option (1),
and
Add:
-the reduction/(increase) in estimates of net ultimate liabilities and reduction in estimated future expenses of our defendant A&E liabilities.

Adjusted net loss reserves (denominator)
Net losses and LAE, adjusted to:
Remove:
-Legacy Underwriting and Assumed Life net loss reserves
-current period net loss reserves
-net fair value adjustments associated with the acquisition of companies,
-the fair value adjustments for contracts for which we have elected the fair value option (1) and
Add:
-net nominal defendant A&E liability exposures and estimated future expenses

(1)     Comprises the discount rate and risk margin components.
(2)     As described in Note 5 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.
*Non-GAAP measure.
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Reconciliation of GAAP to Non-GAAP Measures

The table below presents a reconciliation of BVPS to Adjusted BVPS*:

	March 31, 2023			December 31, 2022
	Equity (1)	Ordinary Shares	Per Share Amount	Equity (1) (2)	Ordinary Shares	Per Share Amount
	(in millions of U.S. dollars, except share and per share data)
Book value per ordinary share	$4,367	15,445,128	$282.74	$4,464	17,022,420	$262.24
Non-GAAP adjustment:
Share-based compensation plans		298,797			218,171
Adjusted book value per ordinary share*	$4,367	15,743,925	$277.38	$4,464	17,240,591	$258.92
(1) Equity comprises Enstar ordinary shareholders' equity, which is calculated as Enstar shareholders' equity less preferred shares ($510 million) prior to any non-GAAP adjustments.
(2) Enstar ordinary shareholders’ equity as of December 31, 2022 has been retrospectively adjusted for the impact of adopting ASU 2018-12. Refer to Note 7 to our condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the three months ended March 31, 2023 for further information.
The table below presents a reconciliation of ROE to Adjusted ROE* and Annualized ROE to Annualized Adjusted ROE*:

	Three Months Ended
	March 31, 2023				March 31, 2022
	Net (loss) earnings (1)	Opening equity (1) (2)	(Adj) ROE	Annualized (Adj) ROE	Net (loss) earnings (1)	Opening equity (1)	(Adj) ROE	Annualized (Adj) ROE
	(in millions of U.S. dollars)
Net (loss) earnings/Opening equity/ROE/Annualized ROE (1)	$424	$4,464	9.5%	38.0%	$(267)	$5,813	(4.6)%	(18.4)%
Non-GAAP adjustments:
Remove:
Net realized and unrealized (gains) losses on fixed income securities and funds held - directly managed / Net unrealized (gains) losses on fixed income securities and funds held - directly managed (3)	(41)	1,827			334	(89)
Change in fair value of insurance contracts for which we have elected the fair value option / Fair value of insurance contracts for which we have elected the fair value option (4)	20	(294)			(98)	(107)
Amortization of fair value adjustments / Fair value adjustments	3	(124)			2	(106)
Tax effects of adjustments (5)	(3)	—			(26)	—
Adjustments attributable to noncontrolling interests (6)	(2)	—			(5)	—
Adjusted operating (loss) income/Adjusted opening equity/Adjusted ROE/Annualized adjusted ROE*	$401	$5,873	6.8%	27.3%	$(60)	$5,511	(1.1)%	(4.4)%
(1) Net (loss) earnings comprises net (loss) earnings attributable to Enstar ordinary shareholders, prior to any non-GAAP adjustments. Opening equity comprises Enstar ordinary shareholders' equity, which is calculated as opening Enstar shareholders' equity less preferred shares ($510 million), prior to any non-GAAP adjustments.
(2) Enstar ordinary shareholders’ equity as of December 31, 2022 has been retrospectively adjusted for the impact of adopting ASU 2018-12. Refer to Note 7 to our condensed consolidated financial statements in our Quarterly Report on Form 10-Q for the three months ended March 31, 2023 for further information.
(3) Represents the net realized and unrealized losses (gains) related to fixed maturity securities. Our fixed maturity securities are held directly on our balance sheet and also within the "Funds held - directly managed" balance.
(4) Comprises the discount rate and risk margin components.
(5) Represents an aggregation of the tax expense or benefit associated with the specific country to which the pre-tax adjustment relates, calculated at the applicable jurisdictional tax rate.
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(6) Represents the impact of the adjustments on the net earnings (loss) attributable to noncontrolling interests associated with the specific subsidiaries to which the adjustments relate.
*Non-GAAP measure.
The tables below present a reconciliation of RLE to Adjusted RLE* and Annualized RLE to Annualized Adjusted RLE*:

	Three Months Ended	As of			Three Months Ended
	March 31, 2023	March 31, 2023	December 31, 2023	March 31, 2023	March 31, 2023
	RLE / PPD	Net loss reserves	Net loss reserves	Average net loss reserves	RLE %	Annualized RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/RLE/Annualized RLE	$10	$11,226	$12,011	$11,619	0.1%	0.3%
Non-GAAP Adjustments:
Legacy Underwriting	—	—	(139)	(70)
Net loss reserves - current period	—	(9)	—	(5)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	3	121	124	123
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	20	278	294	286
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	2	560	572	566
Reduction in estimated future expenses - defendant A&E / Estimated future expenses - defendant A&E	1	34	35	35
Adjusted PPD/Adjusted net loss reserves/ Adjusted RLE/Annualized Adjusted RLE*	$36	$12,210	$12,897	$12,554	0.3%	1.1%

	Three Months Ended	As of			Three Months Ended
	March 31, 2022	March 31, 2022	December 31, 2022	March 31, 2022	March 31, 2022
	RLE / PPD	Net loss reserves	Net loss reserves	Average net loss reserves	RLE %	Annualized RLE %
	(in millions of U.S. dollars)
PPD/net loss reserves/RLE/Annualized RLE	$176	$11,300	$11,926	$11,613	1.5%	6.1%
Non-GAAP Adjustments:
Assumed Life	(29)	(152)	(181)	(166)
Legacy Underwriting	(1)	(143)	(153)	(149)
Net loss reserves - current period	—	(13)	—	(7)
Amortization of fair value adjustments / Net fair value adjustments associated with the acquisition of companies	2	104	106	105
Changes in fair value - fair value option / Net fair value adjustments for contracts for which we have elected the fair value option (1)	(98)	201	107	154
Change in estimate of net ultimate liabilities - defendant A&E / Net nominal defendant A&E liabilities	3	586	573	580
Reduction in estimated future expenses - defendant A&E / Estimated future expenses - defendant A&E	—	37	37	37
Adjusted PPD/Adjusted net loss reserves/Adjusted RLE/Annualized Adjusted RLE*	$53	$11,920	$12,415	$12,167	0.4%	1.7%
(1) Comprises the discount rate and risk margin components.
*Non-GAAP measure.

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The tables below present a reconciliation of our Annualized TIR to our Annualized Adjusted TIR*:

	Three Months Ended
	March 31, 2023	March 31, 2022
	(in millions of U.S. dollars)
Net investment income	$156	$80
Net realized losses	(36)	(37)
Net unrealized gains (losses)	224	(381)
Earnings from equity method investments	11	31
Other comprehensive income:
Unrealized gains (losses) on fixed income securities, AFS, net of reclassification adjustments excluding foreign exchange	87	(252)
TIR ($)	$442	$(559)

Non-GAAP adjustment:
Net realized and unrealized (gains) losses on fixed maturity investments and funds held-directly managed	$(41)	$334
Unrealized (gains) losses on fixed income securities, AFS, net of reclassification adjustments excluding foreign exchange	(87)	252
Adjusted TIR ($)*	$314	$27

Total investments	$13,372	$17,242
Cash and cash equivalents, including restricted cash and cash equivalents	1,143	1,135
Funds held by reinsured companies	3,258	2,241
Total investable assets	$17,773	$20,618

Average aggregate invested assets, at fair value (1)	18,615	20,243
Annualized TIR % (2)	9.5%	(11.0)%
Non-GAAP adjustment:
Net unrealized losses (gains) on fixed maturities, AFS investments included within AOCI and net unrealized losses (gains) on fixed maturities, trading instruments	994	521
Adjusted investable assets*	$18,767	$21,139

Adjusted average aggregate invested assets, at fair value* (3)	$20,020	$20,459
Annualized adjusted TIR %* (4)	6.3%	0.5%
(1) This amount is a two period average of the total investable assets for the three months ended March 31, 2023 and 2022 as presented above, and is comprised of amounts disclosed in our quarterly and annual U.S. GAAP consolidated financial statements.
(2) Annualized TIR % is calculated by dividing the annualized TIR ($) by average aggregate invested assets, at fair value.
(3) This amount is a two period average of the adjusted investable assets* for the three months ended March 31, 2023 and 2022 as presented above.
(4) Annualized adjusted TIR %* is calculated by dividing the annualized adjusted TIR* ($) by adjusted average aggregate invested assets, at fair value*.
*Non-GAAP measure.
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